Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:          Thomas W. Schneider – President, CEO
James A. Dowd – Senior Vice President, CFO
Telephone:  (315) 343-0057
PATHFINDER BANCORP, INC.
ANNOUNCES CLOSING OF REORGANIZATION AND STOCK OFFERING

Oswego, New York, October 16, 2014 – Pathfinder Bancorp, Inc. (Nasdaq Capital: PBHC), announced today that it has completed the conversion and reorganization pursuant to which Pathfinder Bancorp, MHC has converted to the stock holding company form of organization.  Pathfinder Bancorp, Inc., a Maryland corporation (“New Pathfinder”) and the new stock holding company for Pathfinder Bank, has sold 2,636,053 shares of common stock at $10.00 per share, for gross offering proceeds of $26.4 million in its stock offering.

Concurrent with the completion of the offering, shares of common stock of Pathfinder Bancorp, Inc., a Federal corporation (“Pathfinder-Federal”) owned by the public have been exchanged for shares of New Pathfinder’s common stock so that Pathfinder-Federal’s existing shareholders now own approximately the same percentage of New Pathfinder’s common stock as they owned of Pathfinder-Federal’s common stock immediately prior to the conversion, subject to adjustment as disclosed in the prospectus.  Shareholders of Pathfinder-Federal will receive 1.6472 shares of New Pathfinder’s common stock for each share of Pathfinder-Federal’s common stock they owned immediately prior to completion of the transaction.  Cash in lieu of fractional shares will be paid based on the offering price of $10.00 per share. As a result of the offering and the exchange of shares, New Pathfinder has 4,352,306 shares outstanding, subject to adjustment for fractional shares.

The shares of common stock sold in the offering and issued in the exchange are expected to begin trading on the Nasdaq Capital Market on October 17, 2014 under the trading symbol “PBHC.”

Direct Registration Statements reflecting the shares purchased in the subscription offering are expected to be mailed to subscribers on or about October 17, 2014.  Shareholders of Pathfinder-Federal holding shares in street name will automatically receive shares of New Pathfinder common stock and cash in lieu of fractional shares within their accounts.  Shareholders of Pathfinder-Federal holding shares in certificated form will be mailed a letter of transmittal on or about October 17, 2014. After submitting their stock certificates and a properly completed letter of transmittal to New Pathfinder’s transfer agent, shareholders will receive Direct Registration Statements reflecting their shares of New Pathfinder common stock and will receive cash in lieu of fractional shares.

Subscribers can confirm their stock allocations by contacting the Stock Information Center at (877) 643-8198.  The Stock Information Center is open Monday through Friday from 10:00 a.m. until 4:00 p.m., Eastern Time.   Alternatively, subscribers may confirm allocations online, at https://allocations.kbw.com.

Keefe, Bruyette & Woods, Inc. (“KBW”) served as financial advisor to Pathfinder-Federal and New Pathfinder in connection with the transaction.  Luse Gorman Pomerenk & Schick, P.C. served as legal counsel to Pathfinder-Federal and New Pathfinder.  Goodwin Procter LLP served as legal counsel to KBW.

About Pathfinder Bancorp, Inc.

Pathfinder Bancorp, Inc. is the holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York.  The Bank has eight full service offices located in its market area consisting of Oswego County and northern Onondaga County and a business banking office located in downtown Syracuse, which opened for business on September 9, 2014.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions.  Pathfinder Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.